As filed with the Securities and Exchange Commission on September 20, 2006.

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

AND POST-EFFECTIVE

AMENDMENT NO. 1 TO REGISTRATION

STATEMENTS NOS. 333-99669 and 333-99667

Under

The Securities Act Of 1933

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0621189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SUNLINK HEALTH SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Robert M. Thornton, Jr.

Chairman

SunLink Health Systems, Inc.

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Communications to:

M. Timothy Elder, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309-3592

(404) 815-3500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (3)(5)
Common Shares, no par value
Common Shares not previously registered	800,000	$8.26	$6,608,000	$707.06
Common Shares previously registered	34,175	N/A	N/A	N/A
Total	834,175	$8.26	$6,608,000	$707.06

Explanatory Note: This registration statement is (a) new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-99669), as filed with the Securities and Exchange Commission on September 17, 2002 (the “2001 Employee Stock Option Plan Registration Statement”); and (c) a Post Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-3399667), as filed with the Securities and Exchange Commission on September 17, 2002 (the “2001 Directors Stock Option Plan Registration Statement.”). The 2001 Employee Stock Option Plan Registration Statement and the 2001 Director Stock Option Plan Registration Statement are collectively referred herein as the “Prior Registration Statements” Pursuant to the Prior Registration Statements, common shares with no par value were registered for issuance under the SunLink 2001 Employee Stock Option Plan and 2001 Directors Stock Option Plan (collectively, the “Prior Plans”).

(1)	This Registration Statement covers the initial registration of 800,000 newly authorized shares under the SunLink Health Systems, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), which is the successor plan to the Prior Plans with respect to shares available for issuance under such Prior Plans on or after December 7, 2005, except with respect to shares issuable pursuant to options outstanding under such Prior Plans as of December 7, 2005. In addition, this Registration Statement covers 34,175 shares which were previously registered under one or more of the Prior Registration Statements for offer or sale under the Prior Plans and which now may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares which remained available for issuance under the Prior Plans exclusive of shares subject to currently outstanding options under the Prior Plans. In the event any of the shares authorized and registered under the Prior Plans and which currently are subject to outstanding options thereunder are not issued under such Prior Plans and become available for issuance under the 2005 Plan, such as when an option granted under such Prior Plan is canceled without being exercised, the registrant will file an amendment to this Registration Statement and the Prior Registration Statements to specifically identify such additional Carry Forward Shares, if any.

(2)	This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions with respect to the shares registered hereunder.

(3)	The price per share for the shares registered hereby is calculated by dividing the proposed maximum aggregate offering price by the number of shares being registered for the first time.

(4)	The maximum aggregate offering price is estimated in accordance with Rule 457(c) & (h)(1) under the Securities Act solely for the purpose of calculating the registration fee and is equal to the product resulting from multiplying 800,000, the number of shares being registered for the first time by this Registration Statement under the SunLink Health Systems, Inc. 2005 Equity Incentive Plan, by $8.26, the average of the high and low sales prices of the common shares as reported on the American Stock Exchange on September 18, 2006.

(5)	The Carried Forward Shares were previously registered under the 2001 Employee Stock Option Plan Registration Statement; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8). The Post-Effective Amendments to the Prior Registration Statements are filed here to reallocate the Carried Forward Shares from the Prior Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Omitted *

Item 2.	Registrant Information and Employee Plan Annual Information

Omitted *

*	Separately given to participants. Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Certain Documents By Reference.

SunLink Health Systems, Inc. (hereinafter sometimes “SunLink,” the “Company,” or the “Registrant”) hereby incorporates by reference in this Registration Statement its Prospectus and the following documents:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

(b)	The description of our Common Shares, no par value (“Common Shares”), contained in our latest registration statement with respect to such shares, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(c)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except to the extent that such documents provide that the information is furnished to, and not filed with, the SEC or shall not otherwise be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable. The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

A partner of Smith, Gambrell & Russell, LLP is a director of the Company and as of September 18, 2006 owned 234,687 shares of SunLink, including 19,250 shares that may be acquired pursuant to options exercisable within 60 days of the date of this registration statement.

Item 6.	Indemnification of Directors and Officers.

Article III of SunLink’s Code of Regulations sets forth certain rights of SunLink’s directors and officers to indemnification. Under Article III thereof, the liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceeding in which the claim for indemnification arises was brought (a) other than by and in the right of the Company (“Third Party Actions”), or (b) by and in the right of the Company (“Derivative Actions”).

In Third Party Actions, SunLink will indemnify each director and officer against expenses, including attorneys’ fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened or actual proceeding in which such director or officer may be involved by reason of having acted in such capacity, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of SunLink and, with respect to any matter the subject of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

In Derivative Actions, SunLink will indemnify each director and officer against expenses, including attorneys’ fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with the defense or settlement of any such proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be, or not opposed to be, the best interests of SunLink except that no indemnification is permitted with respect to any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to SunLink unless a court determines such person is entitled to indemnification.

Unless indemnification is ordered by the court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) will be made by SunLink by a majority vote of a quorum consisting of directors of SunLink who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by SunLink’s shareholders.

Article III of the SunLink Code of Regulations does not limit in any way other indemnification rights to which those persons seeking indemnification may otherwise be entitled.

SunLink maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to SunLink under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by SunLink’s indemnification obligations.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Smith, Gambrell & Russell, LLP

23.1	Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5.1

23.2	Consent of Cherry, Bekaert & Holland, L.L.P., Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature pages of this registration statement)

99.1	SunLink Health Systems, Inc. 2005 Equity Incentive Plan

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraph (i) and (ii) shall not apply since this registration statement is on Form S-8, so long as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company’s Code of Regulations, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on September 11, 2006.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert M. Thornton, Jr. and Mark J. Stockslager, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert M. Thornton, Jr. ROBERT M. THORNTON, JR.	Director, Chairman, President and Chief Executive Office (principal executive officer)	September 11, 2006

/s/ Joseph T. Morris JOSEPH T. MORRIS	Chief Financial Officer	September 11, 2006

/s/ Mark J. Stockslager MARK J. STOCKSLAGER	Principal Accounting Officer (principal financial officer)	September 11, 2006

/s/ Steven J. Baileys, D.D.S. STEVEN J. BAILEYS, D.D.S.	Director	September 11, 2006

/s/ Karen B. Brenner KAREN B. BRENNER	Director	September 11, 2006

/s/ Gene E. Burleson GENE E. BURLESON	Director	September 11, 2006

/s/ C. Michael Ford C. MICHAEL FORD	Director	September 11, 2006

/s/ Michael Hall MICHAEL HALL	Director	September 11, 2006

/s/ Howard E. Turner HOWARD E. TURNER	Director	September 11, 2006

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
5.1	Opinion of Smith, Gambrell & Russell, LLP

23.1	Consent of Smith, Gambrell & Russell, LLP included in Exhibit 5.1

23.2	Consent of Cherry, Bekaert & Holland, L.L.P., Independent Registered Public Accounting Firm

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature page of this registration statement)

99.1	SunLink Health Systems, Inc. 2005 Equity Incentive Plan